Horizon Bancorp, Inc. Announces Consumer and Commercial Banking Leadership Appointments and Retirement of Jim Neff, President.

MICHIGAN CITY, Ind., January 26, 2022 – (NASDAQ GS: HBNC) Horizon Bancorp, Inc. (“Horizon” or the “Company”) today announced various changes to its senior leadership structure and made several executive leadership promotions and appointments for consumer and commercial banking, to be effective April 1, 2022.

Noe S. Najera will be promoted to Executive Vice President, responsible for consumer, mortgage and mortgage–warehosue lending, as well as CRA and fair lending programs, leading these teams upon President James D. Neff’s retirement from the Company and its wholly owned Horizon Bank subsidiary on March 31.

In addition, Executive Vice President Lynn Kerber will be promoted to Chief Commercial Banking Officer upon Dennis Kuhn’s appointment as Horizon’s Regional President for Southwest Michigan.

On January 24, 2022, James D. Neff, the President of the Company and its wholly owned subsidiary, Horizon Bank, notified the Company of his intention to retire from his positions effective as of March 31, 2022. “With Jim’s distinguished banking career of nearly 44 years and more than two decades on our executive management team, Horizon has benefited greatly from his significant contributions, and we look forward to his continued friendship as we wish him the very best in retirement,” Chairman and CEO Craig M. Dwight said. “In naming Noe, Lynn and Dennis to their new roles, we are able to draw from Horizon’s deep bench of highly experienced bankers to ensure that all our talented advisors have the leadership and resources they need to serve growing numbers of consumers and businesses in Indiana, Michigan and throughout the Midwest.”

Noe Najera joined Horizon in 2016 and has served as Senior Vice President, Consumer Lending and CRA/Fair Lending and assumed additional responsibilities for retail mortgage lending in 2018. He has over 20 years of consumer and mortgage lending experience. Previously, Noe played professional baseball for five years with the Cleveland Indians and the Cincinnati Reds. He earned his B.A. degree from Indiana University South Bend and attended Cypress College and North Carolina State University as a scholarship athlete. Noe is a volunteer mentor for Junior Achievement at Purdue Northwest, Unity Foundation of La Porte County, and a member of Horizon’s Diversity Business Council, Mortgage Bankers Association and Michigan Bankers Association.

Lynn Kerber joined Horizon in 2018 and has served as Executive Vice President, Senior Commercial Credit Officer since January 2021. Previously in her career, Lynn held leadership roles in commercial banking, credit administration, and enterprise risk management, having previously served as Executive Vice President, Regional Bank President and Executive Vice President and Chief Risk Officer for Chemical Financial Corporation. She earned her M.B.A. and B.A. degrees from Western Michigan University and also completed the Stonier Graduate School of Banking Program at the University of Pennsylvania. Lynn has been active in community and professional organizations throughout her career, and currently serves on the Board of Education for South Haven Public School District as Treasurer and Chair of the Finance Committee.

Dennis Kuhn, in his new Regional President role, will be responsible for growth in Southwest Michigan where he has built strong commercial and community relationships during his 37–year career. He joined Horizon in 2010 to establish its Kalamazoo office and served as Executive Vice President and Chief Commercial Banking Officer since 2017. Previously, Dennis was an executive in Southwest and Central regions of the state with Portage Commerce Bank, Michigan National Bank and First of America Bank. He earned his B.S. degree from Oregon State University. Dennis currently serves as a Board member and Treasurer of the Michigan City Economic Development Corporation, and has been active in numerous community and non–profit organizations throughout his career.

Craig M. Dwight, the Chairman and CEO of the Company and Horizon Bank, will assume the role of President upon Mr. Neff’s retirement until a new President of the Company and Horizon Bank is appointed. The Company intends to retain an executive search firm to conduct a national search for a permanent successor to Mr. Neff as President and advise the Board of Directors on potential internal and external candidates.

About Horizon Bancorp, Inc.

Horizon Bancorp Inc. (NASDAQ GS: HBNC) is the $7.4 billion–asset bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon’s retail offerings include prime residential, indirect auto, and other secured consumer lending to in–market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in–market business banking and treasury management services, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana’s Michigan City, is available at horizonbank.com and investor.horizonbank.com.

Forward Looking Statements

This press release may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward–looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward–looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward–looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward–looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in Horizon’s Annual Report on Form 10–K and its quarterly reports on Form 10–Q. Further, statements about the effects of the COVID–19 pandemic on our business, operations, financial performance, and prospects may constitute forward–looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward–looking statements due to factors and future developments that are uncertain, unpredictable, and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties, and us. Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward–looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:
Craig Dwight, Chairman & CEO
Phone: (219) 873–2725
Fax: (219) 873–9280